STRADLEY RONON STEVENS & YOUNG, LLP
	2600 One Commerce Square
	Philadelphia, Pennsylvania 19103-7098




Direct Dial: (215) 564-8074


	February 19, 1997


The Wall Street Fund, Inc.
230 Park Avenue, Suite 1159
New York, NY  10169

Gentlemen:

		You have informed us that, in accordance with Rule 24f-2 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), The Wall Street Fund, Inc. (the
"Fund"), a Maryland corporation, intends to file a Rule 24f-2 Notice (the "Notice") with the United States Securities and Exchange Commission (the "SEC"). The Notice will report that pursuant to the Rule the Fund, during the fiscal year ending December 31, 1996, sold 321,966 shares of its common stock for an aggregate offering price of $2,603,850 pursuant to its election under Rule 24f-2, including shares issued in connection with the reinvestment of dividends and distributions.

		The Notice will be filed to make definite the number of shares of common stock registered under the Securities Act of 1933 (the "1933 Act") for such period. You have also informed us that all such shares were issued in accordance with the provisions relating thereto in the registration statement filed by the Fund under the 1933 Act and the 1940 Act.

		We are legal counsel to the Fund and, as such, have reviewed the Articles of Incorporation of the Fund, its By-Laws, the registration statement it has filed with the SEC under the 1940 and 1933 Acts, and such minutes of the corporate proceedings and other documents as we deem material to our opinion. Based on the foregoing, we are of the opinion that the shares described in the first paragraph of this letter as having been sold during the period were fully-paid, non-assessable and legally issued shares of common stock of the Fund.

		We hereby consent to the filing of this opinion with the SEC as an exhibit or accompaniment to the aforementioned Rule 24f-2 Notice and to the reference to us in the prospectus of the Fund as legal counsel who have passed upon the legality of the offering of such shares of common stock. We also consent to the filing of this opinion with the securities regulatory agencies of any states or other jurisdictions in which the shares of common stock of the Fund are offered for sale.

					Very truly yours,

					STRADLEY, RONON, STEVENS & YOUNG, LLP



					By:________________________________
					    Steven M. Felsenstein, Partner




SMF:nlk




198667.1








The Wall Street Fund, Inc.
February 19, 1997
Page 2